UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  April 9, 2010

Viropro, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-06718	13-3124057
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300, Ave des Sommets, Suite 1806 Verdun, Quebec, Canada	H3E 2B7
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (514) 731-8776

N/A
(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873  (5-06)
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ITEM 4.01
CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

(a)

(1)
Previous Independent Accountant

(i)
On December 2nd, 2009, the Registrant’s independent auditor, Michael Minyard & Co. P.C.   (“Minyard Co.”) resigned as independent auditors. Minyard & Co. had been appointed in July 2009 to replace previous independent auditors, DeJoya Griffith which had been dismissed.

(ii)
The reports of DeJoya Griffith & Company, LLC. as of and for the years ended November 30, 2008 and 2007, contained a comment as to the company’s ability to continue as a going concern. Comment related to the Company’s working capital deficit which totalled 489,158$ in 2007 and 967,119$ in 2008.

(iii)
The Board of Directors has approved the resignation of Michael Minyard & Co, P.C.

(iv)
During the fiscal years ending November 30, 2008 and 2007, there were no disagreements with DeJoya Griffith & Company, LLC. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures through the date of termination as defined in Regulation S-B Item 304 (a)(1)(iv).

During the interim periods reviewed by Minyard & Co., namely 1st Quarter ended February 28, 2009 and 2nd Quarter ended May 31, 2009  there was no disagreements on any matter of accounting principles or practices, financial statement disclosure, or procedures through the date of termination as defined as defined in Regulation S-B Item 304 (a)(1)(iv).

(v)
DeJoya Griffith & Company, LLC and Minyard & Co  have  not advised the Company of any events described in paragraph (B) of Regulation S-B Item 304(a)(1)(v).

(2)
New Independent Accountants

The Registrant engaged KBL LLP. as its independent auditors to provide the requisite audit services for the Company. This firm commenced its engagement effective December 19, 2009 as requested and approved by the Company’s Board of Directors. The Registrant did not consult with KBL LLP on any matter at any time prior to the engagement.

(3)
See attached letters from DeJoya Griffith & Company, LLC. And Minyard and Co  filed as Exhibit 16.

ITEM 9.01.
EXHIBITS

16.1
Letters from the former independent auditors, DeJoya Griffith
16.2
Letters from the former independent auditors, Michael Minyard & Co, P.C.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Date: April 9, 2010

VIROPRO, INC.

/s/ Serge Beausoleil

Serge Beausoleil, President and Chief Executive Officer